UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14A-101)
Information Required in Proxy Statement
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Exchange Act of 1934 (Amendment No.     )
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PEABODY ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SEC 1913 (02-02)

April 7, 2014

Dear Shareholder:
On or about March 25, 2014, we mailed you a Notice of Internet Availability of Proxy Materials relating to our 2014 Annual Meeting of Shareholders. The Notice contains instructions on how to access our proxy statement and our annual report online as well as instructions for voting by telephone or via the Internet. For your convenience, we are now sending you a proxy card along with another copy of the Notice.
During our 2014 Annual Meeting, shareholders will vote on the following items:

1.	Election of 12 Directors for a one-year term;

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	Advisory resolution to approve named executive officer compensation; and

4.	Consideration of any other business that may properly come before the meeting.
The Board of Directors recommends that you vote FOR all Director nominees (Item 1) and FOR Items 2 and 3.
Your vote is important, no matter how many or how few shares you may own. To ensure that all shares are represented at the meeting, please vote today by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the envelope provided.
Thank you for your continued support of Peabody Energy.

Very truly yours,

/s/ Gregory H. Boyce

GREGORY H. BOYCE
Chairman and Chief Executive Officer